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                                                                   EXHIBIT 21


                             Subsidiaries of the Company

Set forth below is information concerning the Company's (MRG) subsidiaries and their respective ownership.

                                   JURISDICTION           PERCENTAGE
NAME                               AND FORM               OF OWNERSHIP
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Circus Circus Casinos, Inc.(1)     Nevada corporation        100% MRG
Slots-A-Fun, Inc.(2)               Nevada corporation        100% MRG
Edgewater Hotel Corporation(3)     Nevada corporation        100% MRG
Colorado Belle Corp.(4)            Nevada corporation        100% MRG
New Castle Corp.(5)                Nevada corporation        100% MRG
Ramparts, Inc.(6)                  Nevada corporation        100% MRG
Circus Circus Mississippi, Inc.(7) Mississippi corporation   100% MRG
Mandalay Corp. (8)                 Nevada corporation        100% MRG
Mandalay Development               Nevada corporation        100% MRG
Ramparts International ("RI")      Nevada corporation        100% MRG
Galleon, Inc.("GI")                Nevada corporation        100% MRG
M.S.E. Investments,
   Incorporated  ("MSE")           Nevada corporation        100% MRG
Last Chance Investments,
   Incorporated ("LCI")            Nevada corporation        100% MRG
Goldstrike Investments,
   Incorporated ("GSI")            Nevada corporation        100% MRG
Diamond Gold, Inc. ("DGI")         Nevada corporation        100% MRG
Oasis Development Company,
   Inc. ("ODC")                    Nevada corporation        100% MRG
Circus Circus Leasing, Inc.        Nevada corporation       78.7% MRG
Circus Circus Michigan, Inc.("CCM")Michigan corporation      100% MRG
Go Vegas                           Nevada corporation        100% MRG
Mandalay Marketing and Events      Nevada corporation        100% MRG
Circus Circus Louisiana, Inc.
   ("CCLI")                        Louisiana corporation     100% MRG
Circus Circus New Jersey, Inc.     New Jersey corporation    100% MRG
Gold Strike Aviation, Incorporated Nevada corporation        100% MRG
Goldstrike Finance Company, Inc.   Nevada corporation        100% MRG
Goldstrike Resorts, Inc.           Nevada corporation        100% MRG
Mandalay Vacation Resorts          Nevada corporation        100% MRG
New Dirt, Inc.                     Nevada corporation        100% MRG
Pinkless, Inc.                     Nevada corporation        100% MRG
Railroad Pass Investment Group
   ("RPIG")(9)                     Nevada partnership         70% MSE
                                                              20% LCI
                                                              10% GSI
Jean Development Company
   ("JDC")(10)                     Nevada partnership         40% MSE
                                                              40% LCI
                                                              20% GSI

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Jean Development West ("JDW")(11)  Nevada partnership         40% MSE
                                                              40% LCI
                                                              12% GSI
                                                               8% DGI
Gold Strike Fuel Company            Nevada partnership       162/3% MSE
                                                             162/3% LCI
                                                             162/3% GSI
                                                              50% ODC
Jean Fuel Company West              Nevada partnership        40% MSE
                                                              40% LCI
                                                              12% GSI
                                                               8% ODC
Nevada Landing Partnership ("NLP") Illinois partnership       40% MSE
                                                              40% LSI
                                                               5% GSI
                                                              15% DGI
Gold Strike L.V. ("GSLV")          Nevada partnership         52% MSE
                                                              39% LCI
                                                             6.5% GSI
                                                             2.5% DGI
Jean Development North ("JDN")      Nevada partnership      47.5% MSE
                                                            38.5% LCI
                                                               5% GSI
                                                               9% DGI
Lakeview Gaming Partnerships
  Joint Venture                     Nevada partnership        25% RPIG
                                                              25% JDC
                                                              25% JDN
                                                              25% JDW
Pine Hills Development II ("PHDII") Mississippi partnership   58% MSE
                                                              32% LCI
                                                             7.5% GSI
                                                             2.5% DGI

Other Interests:

Circus and Eldorado Joint Venture  Nevada partnership         50% GI
Detroit Entertainment, L.L.C.      Michigan limited
                                     liability company      53.5% CCM
Victoria Partners                  Nevada partnership         50% GSLV
Elgin Riverboat Resort             Illinois partnership       50% NLP
Pine Hills Development             Mississippi partnership    90% PHDII
Ramparts International PTE Ltd.    Singapore corporation     100% RI

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(1)  Doing business as Circus Circus Hotel & Casino-Las Vegas and
     Circus Circus Hotel & Casino-Reno.

(2)  Doing business as Slots-A-Fun Casino.

(3)  Doing business as Edgewater Hotel & Casino.

(4)  Doing business as Colorado Belle Hotel & Casino.

(5)  Doing business as Excalibur Hotel & Casino.

(6)  Doing business as Luxor Hotel & Casino.

(7)  Doing business as Gold Strike Casino Resort.

(8)  Doing business as Mandalay Bay Resort & Casino

(9)  Doing business as Railroad Pass Hotel & Casino.

(10) Doing business as Gold Strike Hotel and Gambling Hall.

(11) Doing business as Nevada Landing Hotel & Casino.